UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

_______________________________________________________________

COSMOS GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55793	22-3617931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rooms 1705-6, 17th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 3643 1111
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of and all applicable exhibits to the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on January 15, 2019 (the “Original 8-K”), solely to correct the misspelling of the director’s name from Choi Meng Leung to Chio Meng Leung. No other changes have been made to the Original 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 14, 2019, our Board of Directors (the “Board”) of Cosmos Group Holdings Inc., a Nevada corporation (the “Company”) approved the amendment of Section 3.2 of the Bylaws of the Company to conform with the provisions of its First Amended and Restated Articles of Incorporation. Specifically, the first sentence of Section 3.2 of the Bylaws which read:

The authorized number of directors shall be three (3); provided, however, that if the corporation has less than three shareholders entitled to vote for the election of directors, the board of directors may consist of a number of individuals equal to or greater than the number of those shareholders.

was deleted and restated to read as follows:

The Board of Directors shall consist of at least one (1) individual and not more than thirteen (13) individuals.

Concurrently, the Board increased the size of the Board to eight (8) individuals and appointed Chio Meng LEUNG to serve as an independent director of the Company until his successor shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as a director or officer of the Company. Mr. Leung will serve on our Board in accordance with the terms and conditions of our standard Director Retainer Agreement, a form of which is attached hereto and incorporated herein as Exhibit 10.1.

Chio Meng LEUNG, age 51, is the authorized commercial representative of the city state of Monobamba in the province of Junin, Peru, and is responsible for promoting the development of Peruvian mining and agriculture in China. Since 2017, he has served as the Director of Cooperativa Agraria Cafelatera de Valle Incariado, a coffee and agriculture trade cooperative based in Peru. Mr. Leung has served as the General Manager of Enar Mining S.A.C., a mining, building, import and export company, since April 14, 2015. From 2010 to 2012, Mr. Leung worked with Andino Health Food Ltd., where he was responsible all business operations. From 2005 to 2006, he served as the manager of CITS Hong Kong Ltd., a state enterprise travel company in Hong Kong and Macao. From 2004-2005, Mr. Leung was responsible for the operations of China-Philippine Investment Ltd. and was authorized by the former Prime Minister Yehude Simon Munaro of Peru to serve as a business commissioner to promote the resources of the Northern Province of Peru. Mr. Leung obtained his Bachelor of Arts in Business Administration from Canton College (China) in 1993. Mr. Leung brings to the Board of Directors his business insight, knowledge and experience in the mining and agricultural industries.

Mr. Leung will receive an annual compensation of twenty four thousand dollars (US $24,000) in connection with his service on our Board of Directors.

Mr. Leung does not have a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 5.02 above are hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Form of Director Retainer Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS GROUP HOLDINGS INC.
Dated: January 14, 2019

	By:	/s/ Koon Wing Cheung
Koon Wing Cheung
Chief Executive Officer

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